UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2015

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Verastem, Inc. was held in Needham, Massachusetts on May 8, 2015.   At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Class III Directors.  By the vote reflected below, the stockholders elected the following individuals to serve as Class III directors until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Robert Forrester	19,240,708	68,262	8,012,244
Henri Termeer	17,906,869	1,402,101	8,012,244
Dr. Christoph Westphal	18,913,452	395,518	8,012,244

There were no abstentions with respect to this proposal.

2.  The Ratification of the Selection of Ernst & Young, LLP as Verastem, Inc.’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of Ernst & Young, LLP as Verastem, Inc.’s independent registered public accounting firm for the current fiscal year.  27,272,097 shares voted for the proposal; 39,972 shares voted against the proposal; and 9,145 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015	By:	/s/ John B. Green
John B. Green
Chief Financial Officer